EXHIBIT 10.15.5

DAIMLERCHRYSLER

February 15, 2006

Lithia Motors, Inc.
360 E. Jackson Street
Medford, Oregon 97501
Attention:  Jeffrey B. DeBoer

Gentlemen:

We refer to the Credit Agreement, dated as of February 25, 2003 (as amended, the “Credit Agreement”), among Lithia Motors, Inc., an Oregon corporation (the “Company”), various lenders and DaimlerChrysler Services North America LLC, as agent (“Agent”). Capitalized terms used herein without definition have the meanings assigned thereto in the Credit Agreement.

The Company has informed Agent and the Lenders that it intends to pay a dividend that will exceed the $18,000,000 aggregate amount that is allowed under clause (ii) of Section 9.9 of the Credit Agreement.

The Company has requested that Agent and the Lenders consent to dividends and/or the repurchase of shares of the Company’s capital stock up to an aggregate amount not to exceed $25,000,000 under clause (ii) of Section 9.9 of the Credit Agreement

Agent and the Lenders hereby consent to increasing the aggregate amount that is allowed to be used by the Company to pay dividends and repurchase its capital stock under clause (ii) of Section 9.9 of the Credit Agreement from $18,000,000 to $25,000,000, subject to the other requirements for the use of such funds that are set forth in clause (ii) of Section 9.9 of the Credit Agreement. This consent is expressly limited to the payments allowed under clause (ii) of Section 9.9 of the Credit Agreement and does not:  (a) waive any other or future Events of Default or Unmatured Events of Default; or (b) consent to any other transactions that are prohibited under the Credit Agreement.

Except as expressly stated herein, nothing in this consent shall limit the rights of Agent or the Lenders as set forth in the Credit Agreement from time to time and all of the terms and provisions of the Credit Agreement shall remain in full force and effect.

This waiver and consent shall be governed by the laws of the State of Michigan applicable to contracts made and to be performed entirely within such State.

Please acknowledge your agreement with the terms of this consent by executing in the space below and delivering a copy of this consent to Agent.

Very truly yours,

DAIMLERCHRYSLER FINANCIAL SERVICES AMERICAS LLC (f/k/a DaimlerChrysler Services North America LLC)

		By	/s/ Michelle Nowak
		Name:	Michelle Nowak
		Its:	Credit Director, National Accounts

TOYOTA MOTOR CREDIT CORPORATION

		By	/s/ Reid Boozer
		Name:	Reid Boozer
		Its:	National Accounts Manager

AGREED AND ACCEPTED:

LITHIA MOTORS, INC.

By	/s/ Jeffrey B. DeBoer
Name:	Jeffrey B. DeBoer
Its:	Chief Financial Officer